GREAT SOUTHERN BANCORP, INC.
                          1451 E. Battlefield
                      Springfield, Missouri 65804
                            (417) 887-4400

                NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     To Be Held on October 15, 1997

You are hereby notified and cordially invited to attend the 1997 Annual Meeting of the Stockholders (the "Annual Meeting") of Great Southern Bancorp, Inc. ("Bancorp"), to be held at Chateau on the Lake, 415 N. State Highway 265, Branson, Missouri, on October 15, 1997, at 10:00 a.m., local time.

A Proxy Statement and Proxy Card for the Annual Meeting are enclosed herewith. The Annual Meeting is for the purpose of considering and voting upon the following matters:

1. The election of two directors for a term of three years each;

2. The approval of the Great Southern Bancorp, Inc. 1997 Stock Option and Incentive Plan;

3. The ratification of the selection of Baird, Kurtz and Dobson as independent auditors of Bancorp for the fiscal year ending June 30, 1998; and

4. Such other matters as may properly come before the Annual Meeting or any adjournments thereof.


        Notice (continued)

Pursuant to the Bylaws of Bancorp, the Board of Directors has fixed August 29, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. Only record holders of the common stock of Bancorp as of the close of business on that date will be entitled to vote at the Annual Meeting or any adjournments thereof.

The Board of Directors of Bancorp unanimously recommends that you vote FOR the election of the nominees named in the accompanying Proxy Statement, for the approval of the Great Southern Bancorp, Inc. 1997 Stock Option and Incentive Plan, and FOR the ratification of the selection of Baird, Kurtz and Dobson as independent auditors for Bancorp for the fiscal year ending June 30, 1998. Stockholders are urged to attend the meeting in person. If you are not able to do so and wish that your shares be voted, you are requested to complete, sign, date and return the enclosed Proxy in the enclosed postage prepaid envelope. You may revoke your Proxy as provided in the accompanying Proxy Statement at any time prior to its exercise.


                               By Order of the Board of Directors,

                               /s/ William V. Turner

                               William V. Turner
                               Chairman of the Board

Springfield, Missouri
September 17, 1997

IMPORTANT: Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy and mail it promptly in the enclosed return envelope in order to assure representation of your shares. Prompt return of the Proxy will assure a quorum and save Bancorp unnecessary expense.

                      GREAT SOUTHERN BANCORP, INC.
                          1451 E. Battlefield
                      Springfield, Missouri 65804
                            (417) 887-4400

                            PROXY STATEMENT
                                  FOR
                     ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON OCTOBER 15, 1997

SOLICITATION OF PROXIES
This Proxy Statement is being furnished to stockholders of Great Southern Bancorp, Inc. ("Bancorp") in connection with the solicitation by the Board of Directors of Bancorp of proxies to vote Bancorp's Common Stock, $.01 par value (the "Common Stock"), at the Annual Meeting of Stockholders of Bancorp for the fiscal year ended June 30, 1997 ("Fiscal Year 1997") (the "Annual Meeting") to be held at Chateau on the Lake, 415
N. State Highway 265, Branson, Missouri at 10:00 a.m., local time, and at any and all adjournments thereof. The Notice of the Annual Meeting, a proxy card and Bancorp's Annual Report to Stockholders for Fiscal Year 1997 (the "Annual Report") accompany this Proxy Statement.

Regardless of the number of shares of Common Stock owned, it is important that stockholders be represented by proxy or present in person at the Annual Meeting. Stockholders are requested to vote by completing the enclosed Proxy Card and returning it signed and dated in the enclosed postage prepaid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. PROXIES RECEIVED PURSUANT TO THIS SOLICITATION WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN THEREIN. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED "FOR" THE ADOPTION OF THE SPECIFIC PROPOSALS PRESENTED IN THIS PROXY STATEMENT.

A proxy may be revoked by a stockholder at any time prior to its exercise by filing written notice of revocation with the Secretary of Bancorp at the above address, or by delivering to Bancorp, at any time before the Annual Meeting, a duly executed proxy bearing a later date. Attendance at the Annual Meeting will not have the effect of revoking a properly executed proxy unless the stockholder delivers a written revocation to the Secretary of Bancorp before the proxy is voted.

The cost of solicitation of proxies and of the Annual Meeting will be borne by Bancorp. Bancorp has also engaged Proxy Services Corporation to assist in the solicitation of proxies for the Annual Meeting. Bancorp will pay Proxy Services Corporation $1,150 for its services and will reimburse it for its out of pocket expenses. In addition to the solicitation of proxies by mail and by Proxy Services Corporation, proxies may also be solicited personally or by telephone or telegraph by directors, officers and regular employees of Bancorp, not specifically engaged or compensated for that purpose. Bancorp will also, upon request, reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in sending proxy materials to their principals and obtaining their proxies.
        1 (continued) & 2

The approximate date on which this Proxy Statement and the accompanying Proxy Card are first being sent to stockholders of Bancorp is September 17, 1997.


VOTING

The close of business on August 29, 1997 has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any and all adjournments thereof. Only stockholders of record at that time are entitled to notice of and to vote at the Annual Meeting. The total number of shares of Common Stock outstanding on the Record Date was 8,084,068, which are the only securities of Bancorp entitled to vote at the Annual Meeting.

GENERAL VOTING RULES. Each stockholder of the Common Stock is entitled to cast one vote for each share of Common Stock held on the Record Date on all matters including the election of directors except that any stockholder that beneficially owns in excess of 10 percent (the "Limit") of the then outstanding shares of Common Stock is not entitled to vote shares in excess of the Limit.

In order for any of the proposals considered at the Annual Meeting to be approved by Bancorp's stockholders, the holders of a majority of the shares of Bancorp Common Stock entitled to vote must constitute a quorum by being present at the meeting, either in person or through a proxy, regardless of whether such stockholders vote their shares. However, shares in excess of the Limit are not considered present for purposes of determining a quorum. With respect to proposals other than the election of directors, a majority of shares voted must be for approval. The directors must be elected by a plurality of the shares voted.

In determining the percentage of shares that have been affirmatively voted for a particular proposal, the affirmative votes are measured against the votes for and against the proposal plus the abstentions from voting on the proposal. A stockholder may abstain from voting on any proposal other than the election of the directors, and shares for which the holders abstain from voting are not considered to be votes affirmatively cast. Thus, abstaining will have the effect of a vote against a proposal.

The directors are elected by an affirmative vote of the plurality of the quorum of shares of Common Stock present at the Annual Meeting that are entitled to vote on the election of the directors. With regard to the election of directors, votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect.




        2 (continued)

SHARES HELD THROUGH A BROKER. Bancorp Common Stock is listed for trading on the NASDAQ. Under the rules of the National Association of Securities Dealers (the "NASD"), member brokers who hold shares of Common Stock in the broker's name for customers are required to forward, along with certain other information, signed proxy cards to the customers for them to complete and send to Bancorp, and such brokers may only vote shares of Common Stock if the brokers are the beneficial owners or hold them in a fiduciary capacity with the power to vote. Notwithstanding the restrictions on voting of the NASD rules, if a NASD member broker is also a member of a national securities exchange, then the broker can vote the shares of Common Stock held for customers in accordance with the rules of that exchange. Under the rules of the New York Stock Exchange, Inc. ("NYSE"), for example, NYSE member brokers who have not received direction on voting from their customers can vote shares of Common Stock held for a customer on certain routine matters (as specified by the NYSE).

When a broker does not vote shares held for customers, it is referred to as a "broker non-vote" (customer directed abstentions are directions to the broker and therefore do not cause broker non-votes). Broker non-votes generally do not affect the determination of whether a quorum is present at the Annual Meeting because typically some of the shares held in the broker's name have usually been voted on at least some proposals, and therefore, all of the shares held by the broker are considered present at the Annual Meeting. Under applicable Delaware law, a broker non-vote will have the same effect as a vote against any proposal other than the election of directors, on which it will have no effect.

All shares of Common Stock represented at the Annual Meeting by proxies solicited hereunder will be voted in accordance with the specifications made by the stockholders executing such proxies. If a properly executed and unrevoked proxy solicited hereunder does not specify how the shares represented thereby are to be voted, such shares will be voted FOR the election as directors of the persons nominated by the Board of Directors, FOR the approval of the Great Southern Bancorp, Inc. 1997 Stock Option and Incentive Plan, FOR the ratification of the Board of Directors' selection of independent accountants for fiscal year 1998, and in accordance with the discretion of the persons appointed proxy for such shares upon such other matters as may properly come before the Annual Meeting.

                       PROPOSAL 1. ELECTION OF DIRECTORS

The number of directors constituting Bancorp's Board of Directors is five. The By-laws classify the Bancorp Board into three classes and stagger the terms of each class to expire in different years. The term of office of one class of directors expires each year in rotation so that the class is up for election at each annual meeting of stockholders for a full three-year term. The terms of two of the present directors are expiring at this Annual Meeting. Director Albert F. Turner, whose term expires at the 1997 Annual Meeting, is retiring from the Board of Directors, and all committees he serves on effective as of the Annual Meeting.

Directors elected at the Annual Meeting will hold office for a three-year term expiring in 2000 or until their successors are elected and qualified. Bancorp expects that the other directors will continue in office for the remainder of their terms. The Nominees for directors have indicated that they are willing and able to serve as directors if elected and have consented to being named as nominees in this Proxy Statement.
If any Board Nominee should for any reason become unavailable for election, it is intended that the proxies will be voted for such substitute nominees as shall be designated by the present Board of Directors, unless the proxies direct otherwise.

NOMINEES TO SERVE A THREE-YEAR TERM EXPIRING AT THE 2000 ANNUAL MEETING

William K. Powell, age 75, was elected a Director of Great Southern in 1965 and Bancorp in 1989. Mr. Powell is President of Herrman Lumber Company in Springfield, Missouri, where he has served since 1947. Mr. Powell is also President of United Mill Works, Inc. and Herrman Realty Company in Springfield, Missouri, both of which were founded by him in 1951. None of these entities are affiliated with Bancorp.

Joseph W. Turner, age 33, joined Bancorp in 1995. He has been employed by Great Southern since 1991. He currently serves as Executive Vice President and General Counsel for Bancorp and President and General Counsel for Great Southern. Prior to joining Great Southern Mr. J. Turner was an attorney with the Kansas City, Missouri law firm of Stinson, Mag and Fizzell. Mr. J. Turner is the son of William V. Turner and the nephew of Judge Turner.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE NAMED IN THIS PROXY STATEMENT.

                           THE BOARD OF DIRECTORS

INFORMATION WITH RESPECT TO THE CONTINUING DIRECTORS

In addition to the two nominees proposed to serve on the Bancorp Board of Directors, the following individuals are also on the Bancorp Board, for a term ending on the date of the annual meeting of stockholders in the year indicated. The principal occupation and business experience for the last five years and certain other information with respect to each continuing director of Bancorp is set forth below. The information concerning the continuing directors has been furnished by them to Bancorp.

DIRECTORS SERVING A THREE-YEAR TERM EXPIRING AT THE 1999 ANNUAL MEETING

William E. Barclay, age 67 was elected a Director of Great Southern in 1975 and Bancorp in 1989. Mr. Barclay is the founder and has served as President of Auto-Magic Full Service Car Washes in Springfield, Missouri since 1962. Mr. Barclay also founded Barclay Love Oil Company in Springfield, Missouri in 1964 and founded a chain of Ye Ole Buggy Bath Self-Service Car Washes in Springfield, Missouri in 1978 and opened a franchise of Jiffy Lube in Springfield, Missouri in 1987. None of these entities are affiliated with Bancorp.

Larry D. Frazier, age 60, was elected a Director of Great Southern and Bancorp in May 1992. Mr. Frazier was elected a Director of Great Southern Financial Corporation (an affiliate of Bancorp) in 1976, where he served until his election as Director of Great Southern and Bancorp. Mr. Frazier is President and Chief Executive Officer of White River Valley Electric Cooperative in Branson, Missouri where he has served since 1975. This entity is not affiliated with Bancorp.

DIRECTOR SERVING A THREE-YEAR TERM EXPIRING AT THE 1998 ANNUAL MEETING

William V. Turner, age 65, has served as the Chairman of the Board and Chief Executive Officer of Great Southern since 1974 and President of Great Southern from 1974 to 1997. Mr. W. Turner has served in similar capacities of Bancorp since incorporation in 1989. Mr. W. Turner has also served as Chairman of the Board and President of Great Southern Financial Corporation (an affiliate of Bancorp) since incorporation in 1974, Chairman of the Board and President of Appraisal Services, Inc. (an affiliate of Bancorp) since incorporation in 1976 and Chairman of the Board of Great Southern Capital Management, Inc. (an affiliate of Bancorp) since its formation in 1988. Mr. W. Turner is the brother of Albert F. Turner who is currently a director of Bancorp and Great Southern and father of Joseph W. Turner who is a nominee for director, and Executive Vice President and General Counsel of Bancorp and President and General Counsel for Great Southern.





        4 (continued) & 5

DIRECTOR SERVING A THREE-YEAR TERM EXPIRING AT THE 1997 ANNUAL MEETING

Albert F. Turner, age 67, was elected a Director of Great Southern in 1976 and Bancorp in 1989. Prior to his retirement in 1995, Judge Turner was Circuit Judge for the Counties of Douglas, Ozark and Wright in Missouri from 1983 to 1995. Judge Turner is the brother of William V. Turner and the Uncle of Joseph W. Turner.

                    DIRECTORS' MEETINGS AND COMMITTEES OF
                           THE BOARD OF DIRECTORS

MEETINGS OF THE BOARD AND COMMITTEES OF THE BOARD

The Board of Directors of Bancorp meets monthly and may have additional special meetings upon the request of one third of the directors then in office (rounded up to the nearest whole number) or upon the request of the President. The Board of Directors of Bancorp is authorized to appoint various committees and has formed the Audit Committee, the Business Development Committee, the Compensation Committee and the Stock Option Committee. The Board of Directors has not formed a nominating or any other committees. The Board of Directors of Bancorp held 16 meetings during the last fiscal year. During the last fiscal year, none of the directors attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served.

Bancorp has an Audit Committee of the Board of Directors, consisting entirely of outside directors whose members are: Powell (Chairman), Frazier and Albert Turner. The Audit Committee held one meeting during the last fiscal year. The Audit Committee reviews the adequacy of the structure of Bancorp's financial organization and the proper implementation of the financial and accounting policies of Bancorp. The Audit Committee also reviews with Bancorp's outside auditors the scope of the audit prior to its commencement and the results of the audit before the Annual Report to the Stockholders is published. More specifically, the Audit Committee (a) reviews Bancorp's accounting and financial policies and procedures with emphasis on any major changes during the year, (b) reviews the results of the audit for significant items and inquires as to whether the outside auditors are completely satisfied with the audit results, discussing any recommendations and comments the auditors may have, (c) reviews the relationship between Bancorp's internal auditors and the outside auditors, the adequacy of the internal audit staff, and the utilization of the internal audit staff, and the utilization of the internal auditors to expedite the audit and minimize the audit fee, (d) ascertains the degree of cooperation of Bancorp's financial and accounting personnel with the outside auditors, and (e) recommends to Bancorp's Board of Directors the independent auditors for Bancorp and its subsidiaries.



        5 (continued)

The Stock Option Committee is comprised of Directors Albert Turner (Chairman), Barclay and Powell. The Committee held six meetings in Fiscal Year 1997 and will meet as necessary to consider proposals for the granting of Incentive Stock Options and other awards to employees.

The Compensation Committee, which consists solely of disinterested outside directors, is comprised of Directors Barclay (Chairman), Frazier and Powell. The Compensation Committee is responsible for reviewing and evaluating executive compensation and administering the compensation and benefit programs of Bancorp and its subsidiaries. The Committee met one time in Fiscal Year 1997. Bancorp's Compensation Committee's Report on Executive Compensation is set forth under "Executive Compensation."

The Business Development Committee is comprised of Director Barclay and various employees of the Bancorp and its subsidiaries. The Committee met two times during the last fiscal year. The purpose of the Business Development Committee is to establish objectives and methods of developing new customers, primarily in the commercial lending area.

DIRECTORS' COMPENSATION

Directors of Bancorp receive a monthly fee of $250, which is the only compensation paid to such directors by Bancorp. Directors of Great Southern receive a monthly fee of $1,250 except the Chairman of the Board of Directors who receives a monthly fee of $1,650. The Director of Great Southern Financial Corporation, Great Southern Capital Management, Inc. and Appraisal Services, Inc. which is William V. Turner, receives a monthly fee of $600, $0 and $100, respectively for his service on such boards. The directors of Bancorp and its subsidiaries are not paid any fees for committee service other than the Business Development Committee which pays a monthly fee of $200 and are not reimbursed for their costs in attending the Board of Directors or any committee meetings.

BOARD OF DIRECTORS OF SUBSIDIARIES

The Board of Directors of Bancorp elect the directors of Bancorp's subsidiaries. Currently, William K. Powell, William E. Barclay, Larry D. Frazier, William V. Turner and Albert F. Turner serve as directors of Great Southern Bank FSB ("Great Southern"), and Mr. William V. Turner is the sole director of Bancorp's other subsidiaries. The directors of Great Southern and Bancorp's other subsidiaries also serve until their successors are elected and qualified, or as otherwise provided in the respective company's bylaws.









        5 (continued)

INDEBTEDNESS OF MANAGEMENT AND TRANSACTIONS WITH CERTAIN RELATED PERSONS

Great Southern, like many financial institutions, has from time to time extended loans to its officers, directors and employees, generally for the financing of their personal residences, at favorable interest rates. Generally, residential loans have been granted at interest rates 1% above Great Southern's cost of funds, subject to annual adjustments. These loans have been made in the ordinary course of business, on substantially the same terms and collateral as those of comparable transactions prevailing at the time, and, in the opinion of management, do not involve more than the normal risk of collectibility or present other unfavorable features. All loans by Great Southern to its directors and executive officers are subject to OTS regulations restricting loans and other transactions with affiliated persons of Great Southern. From August, 1989 to August 1996, all such transactions were made on terms and conditions, including interest rates, comparable to those for similar transactions with non-affiliates. Great Southern may also grant loans to officers, directors and employees, their related interest and their immediate family members in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those rates prevailing at the time for comparable transactions with other persons which, in the opinion of management, did not involve more than the normal risk of collectibility or present other unfavorable features.

No directors, executive officers or their affiliates, had aggregate indebtedness to Great Southern on such below market rate loans exceeding $60,000 at any time since July 1, 1996 except as noted below.

                                  Largest Amount
                                   Outstanding
                        Date of       Since        Balance as    Interest
          Name            Loan        7/1/96       of 6/30/97      Rate          Type
   ------------------   -------   --------------   ----------    --------    -------------
   William V. Turner    8/30/95      $333,358       $329,373       5.80%     Home Mortgage
   Joseph W. Turner     9/27/94      $196,599       $194,129       5.80%     Home Mortgage
   Richard L. Wilson    7/31/96      $101,250       $100,214       5.80%     Home Mortgage

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of the Chief Executive Officer and the other executive officers who served in such capacities during the fiscal year ended June 30, 1997 with compensation of $100,000 or more.

---------------------------------------------------------------------
                                                                               Long-Term
                                                                              Compensation
                                         Annual Compensation                     Awards
                                   ----------------------------  Other Annual    Options/     All Other
           Name and                         Salary       Bonus   Compensation      SARs     Compensation
      Principal Position            Year      ($)         ($)       ($)(1)        (#)(2)       ($)(3)
------------------------------------------------------------------------------------------------------------
  William V. Turner                 1997    263,394     131,951     47,632        30,000        3,632
     Chairman of the Board,         1996    262,208     187,863     47,154        30,000        2,850
       President and Chief          1995    249,658     110,500     53,019          --            642
       Executive Officer

  Don M. Gibson                     1997    138,321        --        2,411        15,000        3,596
     Executive Vice President,      1996    129,835        --        2,294        15,000        2,466
       Chief Operating Officer and  1995    116,771        --        2,020          --            634
       Chief Financial Officer

  Joseph W. Turner                  1997    122,583        --        3,516        15,000        3,130
     Executive Vice President       1996    105,000        --        1,993        15,000        2,085
       and General Counsel          1995     87,083        --          195          --            609
-------------------------

(1) 1997 Includes (a) directors fees paid to Mr. W. Turner by Bancorp and its subsidiaries totalling $31,200; (b) country club dues and expenses (Mr. W. Turner $7,813, Mr. Gibson $1,632 and Mr. J. Turner $2,980); (c) $195 of health club dues each paid for Messrs. Gibson and J. Turner; (d) tickets to sporting and other events of $7,020 for Mr. W. Turner, $200 for Mr. Gibson and $341 for Mr. J. Turner and (e) physical examination costs for Mr. W. Turner of $1,599 and Mr. Gibson of $384.

(2) Option numbers have been adjusted to reflect the October 21, 1996 2-for-1 stock split.

(3) 1997 Includes (a) company matching contributions to Bancorp's 401K Plan (Mr. W. Turner $3,092, Mr. Gibson $3,056 and Mr. J. Turner $2,590); and (b) term life insurance premiums paid by Great Southern for the benefit of Messrs. W. Turner, Gibson, and J. Turner of $540 each.








        6 (continued) & 7

OPTION GRANTS DURING THE FISCAL YEAR ENDED JUNE 30, 1997

The following table sets forth options to acquire shares of Bancorp's Common Stock which were granted to the executive officers named in the Summary Compensation Table during the Fiscal Year 1997.

                                       OPTION GRANTS IN 1997
                                                            Individual Grants
                    ------------------------------------------------------------------------------------------
                                                                                          Potential Realizable
                          Number of         % of                                            Value at Assumed
                          Securities     Total Options                                       Annual Rate of
                          Underlying       Granted to      Exercise or                        Stock Price
                       Options Granted    All Employees     Base Price      Expiration      Appreciation for
      Name            (number of shares)     in 1997      ($ per share)        Date           Option Term
--------------------  ------------------  -------------   -------------     -----------  -------------------
                                                                                            5%          10%
                                                                                         --------   --------
  William V. Turner         30,000            33.5%          $16.225        9-18-2001    $306,114   $775,754
  Don M. Gibson             15,000            16.7            14.75         9-18-2006     139,143    352,616
  Joseph W. Turner          15,000            16.7            14.75         9-18-2006     139,143    352,616

OPTION EXERCIXES AND FISCAL YEAR-END VALUES

The following table sets forth all stock options exercised by the named executives during the fiscal year ended June 30, 1997 and the number and value of unexercised options held by such executive officers at the fiscal year-end.

---------------------------------------------------------------------------------------------------------------
                                                    Number of Securities                Value of Unexercised
                                                   Underlying Unexercised                   in-the-money
                          Shares                 Options at Fiscal Year-End(2)    Options at Fiscal Year-End(3)
                        Acquired on    Value     ----------------------------     -----------------------------
                         Exercise    Realized(1) Exercisable  Unexercisable       Exercisable     Unexercisable
                         ---------- -----------  -----------  -------------       -----------     -------------
William V. Turner          28,400   $  455,000     34,762        60,000           $  538,811        $172,320
Don M. Gibson             115,116   $1,871,448          0        30,000           $        0        $124,680
Joseph W. Turner            1,800   $   25,650      7,720        30,000           $  104,220        $124,680
---------------

(1) Value realized is calculated based on the difference between the option exercise price and the closing market price of Bancorp's Common Stock on the date of exercise multiplied by the number of shares to which the exercise relates.

(2) Options have been adjusted where appropriate to reflect the October 21, 1996 2-for-1 stock split.

(3) The value of unexercised options was calculated at a per share price of $17 less the exercise price per share. The closing price of Bancorp's Common Stock as reported on the NASDAQ National Market System on August 19, 1997 was $17 per share.
        7 (continued)

EMPLOYMENT AGREEMENTS

William V. Turner, Don M. Gibson and Joseph W. Turner (the "employees") have entered into employment agreements with Great Southern (the "Employment Agreements"). The Employment Agreements provide that Great Southern may terminate the employment of any of the Employees for "cause," as defined in the Employment Agreements, at any time. The Employment Agreements also provide that in the event Great Southern chooses to terminate the employment of any of the Employees for reasons other than for cause, or in the event any of the Employees resigns from Great Southern upon the failure of the Great Southern Board of Directors to reelect any of the Employees to his current office or upon a material lessening of his functions, duties or responsibilities, such employee would be entitled to the payments owed for the remaining term of the agreement. If the employment of any of the Employees is terminated in connection with or within 12 months of a "change in control" of Great Southern or Bancorp, each of the Employees would be entitled to (i) a lump sum payment equal to 299% of the employee's base amount of compensation as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and (ii) continued payment of his salary under the applicable Employment Agreement for the term of the agreement.

BENEFITS

Pension Plan. Great Southern's employees are included in the Pentegra Retirement Fund, a multiple employer comprehensive pension plan. This noncontributory defined benefit retirement plan covers all employees who have met minimum service requirements.

The following table illustrates annual pension benefits payable upon retirement, subject to limits established by Federal law, based on various levels of compensation and years of service and assuming payment in the form of a straight-life annuity. Covered compensation includes all regular and overtime pay excluding bonuses and commissions. At June 30, 1997, Messrs. W. Turner, Gibson and J. Turner had 22, 21 and 5 years, respectively, of credited service under the pension plan. Since the pension plan is fully funded, there were no contributions during the Fiscal Year 1997 for Messrs. W. Turner, Gibson and J. Turner.

Average Annual                        Years of Service
Covered Compensation          10        20         30         40
---------------------     --------- ---------- ---------- -----------
  $ 50,000                $ 10,000  $ 20,000   $ 30,000   $ 40,000
   100,000                  20,000    40,000     60,000     80,000
   150,000                  30,000    60,000     90,000    120,000
   200,000                  40,000    80,000    120,000    125,000(1)
   250,000                  50,000   100,000    125,000(1) 125,000(1)
   300,000                  60,000   120,000    125,000(1) 125,000(1)
   350,000                  70,000   125,000(1) 125,000(1) 125,000(1)
(1) The maximum retirement benefit currently permitted by federal law is $125,000 per year for this type of plan.

REPORT ON EXECUTIVE COMPENSATION(1)

General. The Compensation Committee (the "Committee") of Bancorp, which consists solely of disinterested outside directors, administers the compensation and benefit programs of Bancorp and its subsidiaries and determines the compensation of senior management. The Committee is responsible for setting and administering the policies which govern annual compensation. During Fiscal Year 1997, the compensation of Great Southern's executive officers was based upon the recommendations of the Committee, consisting of Directors Barclay, Powell and Frazier, whose recommendations were reviewed by the full Board of Directors. The Committee met one time during Fiscal Year 1997.

Historically, the compensation of executive officers at Great Southern was cash compensation based on levels of individual performance. As part of the conversion from a mutual thrift to a stock thrift in December 1989 (the "Conversion"), the Board of Directors of Bancorp adopted certain employment contracts, employment termination agreements and stock option plans in recognition of management's success in resolving problem assets and responding to the impact of adverse regulatory changes. Following the Conversion, the Committee focused its evaluation of executive compensation to include operating performance and the creation of shareholder value. The Committee recognizes that the stock form of ownership provides equity-based compensation opportunities, such as stock options, that create management incentives for increased earnings and stock appreciation. The Committee believes that these equity-based compensation programs are essential to attract, motivate and retain executives of outstanding abilities.

During Fiscal Year 1997, the Committee evaluated executive compensation with the intent of meeting the following objectives:

-- maintain the financial strength, safety and soundness of Bancorp and Great Southern;
-- reward and retain key personnel by compensating them at the middle to upper levels of compensation for comparable financial institutions;
-- focus management on long term goals through long-term incentives;
-- contain fixed costs by de-emphasizing fixed pay while emphasizing variable pay based on performance;
-- provide fair, reasonable and competitive base salaries;
-- provide the opportunity to earn additional compensation if Bancorp's stockholders experience long-term increases in the value of Bancorp stock; and
-- emphasize long-term stock ownership of Bancorp stock by executive officers.






        8 (continued)

In addition to base salary, annual bonus and stock options, the Committee also takes into account the full compensation package afforded by Bancorp to the individual, including pension benefits, supplemental retirement benefits, termination agreements, insurance and other benefits.

Base Salaries. The Committee has reviewed the salary arrangements pursuant to employment contracts for the President and Chief Executive Officer ("CEO"), the Executive Vice President and Chief Operating Officer and the Executive Vice President and General Counsel. These contracts reflect a base salary level commensurate with the duties and responsibilities of senior executives of a publicly held thrift holding company. In establishing the base salary for Mr. W. Turner, the Committee considered the CEO's responsibilities associated with the continued success of Bancorp since Conversion. For the other executives listed in the compensation table and the other executive officers, the Committee took into account the responsibilities of the position and the experience level of the individual executive and the financial performance of Bancorp. The evaluation of individual performance is an inherently subjective process.

Bonus. Bancorp's CEO is also eligible to receive an annual cash bonus based on the calendar year performance of Great Southern. To determine the bonus, the Committee reviews actual financial performance based on levels of return on equity, return on assets, peer comparisons and overall financial results of Bancorp. Payment of any incentive compensation thereunder is subject to compliance with all applicable capital requirements and conditions and qualifications established by the Board of Directors. The current bonus plan is one percent of pre-tax calendar year net income of Great Southern and two percent of pre-tax calendar year net income of Great Southern Financial Corporation.

In calendar year 1996, Great Southern achieved record core earnings and record asset levels. Based on these results, Mr. W. Turner was awarded a bonus of $149,000 compared to a bonus of $148,000 in calendar year 1995.

Option Plan. In 1989, Bancorp's stockholders approved the Bancorp's Stock Option Plan, which is an integral part of the executive compensation program. The plan is designed to encourage ownership and retention of Bancorp's stock by key employees as well as non-employee members of the Board of Directors. Through the stock options available under the plan, the objective of aligning key employees' long-range interest with those of stockholders may be met by providing key employees with the opportunity to build, through the achievement of corporate goals, a meaningful stake in Bancorp. A majority of the options which have been awarded under the plan were awarded in connection with the Conversion.

The Stock Option Committee, consisting of Directors Albert Turner, Barclay and Powell considers additional options each year as needed to attract and retain employees. The Stock Option Committee, with the approval of the Board of Directors, awarded the following options in Fiscal Year 1997: William V. Turner 30,000; Don M. Gibson 15,000 and Joseph W. Turner 15,000. Further detail about the options granted in 1997 can be found under the table "Option Grants in 1997".

Dated as of August 20, 1997
Compensation Committee

   WILLIAM E. BARCLAY    WILLIAM K. POWELL    LARRY D. FRAZIER

(1) The Bancorp Compensation Committee Report on Executive Compensation and the Stock Performance Graph included herein shall not be incorporated by reference into any filings under the Securities Act of 1933 or the Exchange Act, either as amended, notwithstanding the incorporation by reference of the Proxy Statement into any such filings.


STOCK PERFORMANCE GRAPH

The following graph sets forth the yearly percentage change in the cumulative total stockholder return in the Company's Common Stock for the five fiscal years ended June 30, 1997 compared with the cumulative total returns of the NASDAQ U.S. Stock Index and the NASDAQ Financial Stocks Index for the same periods. The graph assumes $100 invested in the Company's common stock on June 30, 1992. Total return also assumes reinvestment of dividends.

            COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

(This graph compared Great Southern Bancorp, Inc. to NASDAQ US Companies and NASDAQ Financial. The graph shows Great Southern Bancorp, Inc. was a much better performer than these two indices in the last four of the five years. The amounts plotted on the graph are as follows:

                        6/92    6/93    6/94    6/95    6/96    6/97
                        ----    ----    ----    ----    ----    ----
  Great Southern        100     113     188     251     369     443
  NASDAQ US Companies   100     126     127     169     218     265
  NASDAQ Financial      100     131     148     170     221     323)

        PRINCIPAL STOCKHOLDERS AND STOCKHOLDINGS OF MANAGEMENT

The following table sets forth certain information as of the Record Date as to those persons believed by management of Bancorp to be beneficial owners of more than five percent of Bancorp's outstanding shares of Common Stock. Persons, legal or natural, and groups beneficially owning in excess of five percent of Bancorp's Common Stock are required to file certain reports regarding such ownership with Bancorp and with the United States Securities and Exchange Commission (the "SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Where appropriate, historical information set forth below is based on the most recent Schedule 13D or 13G filed on behalf of such person with Bancorp. Other than those persons listed below, management is not aware of any person or group that owns more than five percent of Bancorp's Common Stock as of the Record Date. The holders have sole voting and dispositive power, unless otherwise noted.

   Name and Address                 Amount and               Percent of
    of Beneficial Owner   Nature of Beneficial Ownership(1)   Class(2)
------------------------  ---------------------------------  ----------
William V. Turner                  1,053,996(3,5)              12.97%
925 St. Andrews Circle
Springfield, MO 65809

Ann S. Turner                      1,053,996(4,5)              12.97
925 St. Andrews Circle
Springfield, MO 65809

Earl A. Steinert, Jr.                460,500                    5.70
1736 E. Sunshine
Springfield, MO 65804

Turner Family Limited Partnership    783,012(5)                 9.69
925 St. Andrews Circle
Springfield, MO 65809

Robert Mahoney                       486,184                    6.01
772 S. Augusta Dr.
Springfield, MO 65809
---------------------
(1) Under Rule 13d-3 under the Exchange Act, share amounts shown for Bancorp's officers and directors include shares that they may acquire upon the exercise of options that are exercisable at the Record Date or will become exercisable within 60 days of such date. The holders may disclaim beneficial ownership of the included shares which are owned by or with family members, trusts or other entities.

(2) The percentage ownership is based on the number of shares outstanding as of the Record Date.



        10 (continued) & 11

(3) This figure includes 42,292 shares which may be acquired through option exercises. This figure also includes 33,617 shares held in various capacities by Ann S. Turner, Mr. W. Turner's wife, which Mr. W. Turner may be deemed to beneficially own, 44,426 shares held by the Turner Family Foundation which Mr. Turner may be deemed to beneficially own and 783,012 shares held by the Turner Family Limited Partnership which Mr. W. Turner may be deemed to beneficially own. Mr. W. Turner disclaims beneficial ownership as to shares beneficially owned by Ann S. Turner and the Turner Family Foundation.

(4) This figure includes 192,941 shares held in various capacities by William V. Turner, Mrs. Turner's husband, which Mrs. Turner may be deemed to beneficially own, 44,426 shares held by the Turner Family Foundation which Mrs. Turner may be deemed to beneficially own and 783,012 shares held in the Turner Family Limited Partnership which Mrs. Turner may be deemed to beneficially own. Mrs. Turner disclaims beneficial ownership as to shares beneficially owned by William V. Turner and the Turner Family Foundation.

(5) Due to the rules for determining beneficial ownership, the same securities may be attributed as being beneficially owned by more than one person.

STOCK OWNERSHIP OF MANAGEMENT

The following table sets forth information as of the Record Date, as to shares of Common Stock beneficially owned by the directors and nominees named under "Election of Directors" and "The Board of Directors" above, the executive officers named in the Summary Compensation Table above and the directors and all executive officers of Bancorp as a group. Each beneficial owner listed has sole voting and dispositive power with respect to the shares of Common Stock reported, except as otherwise indicated.
                                   Amount and               Percent of
         Name            Nature of Beneficial Ownership(1)    Class
  ---------------------  ---------------------------------  ----------
  William V. Turner                1,053,996(2)               12.97%
  William E. Barclay                  56,656(3)                 .70
  Larry D. Frazier                    68,000                    .84
  William K. Powell                  194,940                   2.41
  Albert F. Turner                    53,522(4)                 .66
  Don M. Gibson                      311,990(5)                3.86
  Joseph W. Turner                    34,062(6)                 .42
  Directors and Executive Officers
    as a Group (9 persons)         1,872,330(7)               22.99

(1) Under Rule 13d-3 under the Exchange Act, share amounts shown for Bancorp's officers and directors include shares that they may acquire upon the exercise of options that are exercisable at the Record Date or will become exercisable within 60 days of such date. The holders may disclaim beneficial ownership of the included shares which are owned by or with family members, trusts or other entities.
        11 (continued)

(2) For a detailed discussion of the nature of Mr. W. Turner's ownership, see Footnote 1 to the table of beneficial owners set out above.

(3) Mr. Barclay shares voting and dispositive power with his spouse with respect to all shares.

(4) Mr. Albert Turner shares voting and dispositive power with his spouse with respect to all shares.

(5) The figure includes 3,750 shares that may be acquired through option exercises.

(6) This figure includes 11,470 shares that may be acquired through option exercises.

(7) The figure includes 61,262 shares that may be acquired through option exercises by all directors and executive officers as a group.









         PROPOSAL 2. APPROVAL OF THE GREAT SOUTHERN BANCORP, INC.
                 1997 STOCK OPTION AND INCENTIVE PLAN

GENERAL

The Board of Directors of Bancorp on August 20, 1997, adopted the Great Southern Bancorp, Inc. 1997 Stock Option and Incentive Plan (the "Incentive Plan") attached hereto as Annex A. The purpose of the Incentive Plan is to advance the interests of Bancorp and its stockholders by providing key officers and employees of Bancorp and its affiliates, including Great Southern, upon whose judgment, initiative and efforts the successful conduct of the business of Bancorp and its affiliates largely depends, with an additional incentive to perform in a superior manner as well as to attract people with experience and ability. Nothing in the Incentive Plan or in any Award granted confers on any person any right to continue in the employ of Bancorp or its affiliates or to continue to perform services for Bancorp or its affiliates or interferes in any way with the right of Bancorp or its affiliates to terminate such person's services as an officer or other employee at any time. The following is a summary of the material features of the Incentive Plan which is qualified in its entirety by reference to the complete provisions of the attached Incentive Plan.




        11 (continued) & 12

The Incentive Plan authorizes the granting of incentive stock options ("ISOs"), non-qualified stock options ("NQSOs") (ISOs and NQSOs are at times hereinafter collectively referred to as "Options"), limited stock appreciation rights ("LSARs"), stock appreciation rights ("SARs") and restricted stock ("Restricted Stock") (Options, LSARs, SARs and Restricted Stock are at times hereinafter collectively referred to as "awards") to such officers, directors and other key employees of Bancorp or its affiliates as the Stock Option Committee (the "committee") of the Board of Directors may determine. Subject to adjustments upon changes in capitalization, the maximum number of shares with respect to which Awards may be made under the Incentive Plan is 800,000. The Committee selects the officers and employees to whom Awards are to be granted and the number of shares to be granted based upon, among other factors, the officer's or employee's length of service, the amount of compensation, and the nature of responsibilities, duties and functions.

No Awards under the Incentive Plan or any rights therein may be transferred by the participant other than upon death by will or the laws of descent and distribution and may only be exercised during his lifetime by the optionee, or by his guardian or legal representative. Any person to whom an Award is transferred by will or the laws of descent and distribution may exercise such Award within a period of one year from the date of death of the Incentive Plan participant. No Awards may be granted under the Incentive Plan upon the earlier of ten years after the effective date of the Incentive Plan or the issuance of Common Stock upon the exercise of Options or other Awards equaling the maximum number of shares reserved under the Incentive Plan as set forth in Section 5 of the Incentive Plan.

The purpose of requesting stockholder approval of the Incentive Plan is to qualify the Incentive Plan for the granting of ISOs and to enable the recipient of Options to qualify for certain exemptive treatment from the short-swing profit recapture provisions of Section 16(b) of the Exchange Act. The Incentive Plan and the Awards granted thereunder are subject to the approval of the stockholders of Bancorp by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and voted at the Annual Meeting.

OPTIONS

Options granted under the Incentive Plan may be either ISOs (options which afford tax benefits to recipients upon compliance with certain conditions, and which do not result in tax deductions to Bancorp), or NQSOs (options which do not afford income tax benefits to recipients, but which may provide tax deductions for Bancorp).







        12 (continued)

ISOs under the Incentive Plan may be exercised at such times as the Committee determines (but not after ten years from the date of grant) and at such purchase prices not less than 100% of the fair market value of Bancorp Common Stock on the date the option is granted or, in the case of an employee owning more than 10% of the Common Stock of Bancorp, not less than 110% of the fair market value of Bancorp Common Stock on the date the option is granted. NQSOs under the Incentive Plan may be exercised at such times as the Committee determines and at such purchase prices not less than 100% of the fair market value of the Common Stock of Bancorp on the date the option is granted. The purchase price may be paid in cash or, subject to the approval of the Committee, by surrender of shares of Common Stock at the fair market value thereof.

Each Option shall become exercisable in installments as determined by the Committee. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable, provided that in the case of ISOs, the value of options able to be first exercised in any given year is no greater than $100,000, such value being determined at the time the options are granted as provided by the terms of Section 422A of the Internal Revenue Code of 1986, as amended. The Committee, in its sole discretion, may accelerate the time at which any Option may be exercised in whole or in part. Notwithstanding the above, in the event of a change in control of Bancorp (as defined in the Incentive Plan), all Options granted under the Incentive Plan will become immediately exercisable.

Except in the event of death or disability or termination of employment without cause, no Option may be exercisable more than three months after the date on which the optionee ceases to perform services for Bancorp.
If an employee is terminated for cause all Options expire upon such employee's termination of employment with Bancorp. An optionee shall have no rights as a stockholder with respect to any shares covered by any Options until the date of issuance of a stock certificate for such shares.

TAX TREATMENT OF ISOS AND NQSOS

In the case of an ISO, an optionee will not recognize taxable income upon grant or exercise of such Option and no gain or loss will be recognized by Bancorp for tax purposes nor will Bancorp receive a compensation deduction as a result of the exercise of an ISO. An optionee will be deemed to receive ordinary income upon exercise of a NQSO in an amount equal to the amount by which the exercise price is exceeded by the fair market value of the Common Stock on the date of exercise. The amount of any ordinary income deemed received by an optionee due to the exercise of a NQSO may be a deductible expense of Bancorp.






        12 (continued) & 13

RESTRICTED STOCK AWARDS

The Committee also has the authority, subject to the limitations of the Incentive Plan, to grant Awards d Restricted Stock to key officers and employees. At the time of an Award of Restricted Stock, shares of Common Stock will be issued to the Award recipient and the Committee will establish a restricted period during which, or at the expiration of which, such shares shall vest and may then be transferred, pledged or otherwise encumbered by the recipient.

SARS AND LSARS

The Incentive Plan also provides that the Committee may issue to key officers and employees SARs or LSARs. An SAR, upon its exercise, entitles the recipient to whom such SAR was granted to receive a number of shares or cash or combination thereof, as the Committee in its discretion shall determine, the aggregate value of which (i.e., the sum of the amount of cash and or market value of such shares on the date of exercise) shall equal the amount by which the market value per share on the date of such exercise shall exceed the exercise price of such SAR, multiplied by the number of shares with respect to which such SAR shall have been exercised. An SAR may be related to an Option or may be granted independently of any Option as the Committee shall from time to time in each case determine.

LSARs may be granted by the Committee in connection with and be related to an option or an SAR. An LSAR, upon its exercise, entitles the recipient to whom such LSAR was granted to receive an amount of cash equal to the amount by which the offer price per share or the market value on the date of such exercise, as shall have been provided by the Committee in its discretion at the time of grant, shall exceed the exercise price of such LSAR, multiplied by the number of shares with respect to which such LSAR shall have been exercised. Upon the exercise of an LSAR, any related option or SAR shall cease to be exercisable to the extent of the shares to which the LSAR was exercised.

AMENDMENT OF INCENTIVE PLAN

The Board of Directors may amend, suspend or terminate the Incentive Plan in any respect; provided that no amendment shall be made without the approval of stockholders of Bancorp which shall (i) materially increase the aggregate number of shares with respect to which Awards may be made under the Incentive Plan, (ii) materially increase the aggregate number of shares of Common Stock which may be subject to Awards to participants who are not employees, or (iii) change the class of persons eligible to participate in the Incentive Plan; provided, however, that no such amendment, suspension or termination shall impair the rights of any participant under the Incentive Plan, without his consent, in any Award theretofore made pursuant to the Incentive Plan.



        13 (continued) & 14

Unless marked to the contrary, the shares represented by properly executed proxies will be voted FOR the adoption of the Bancorp 1997 Stock Option and Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE GREAT SOUTHERN BANCORP, INC. 1997 STOCK OPTION AND INCENTIVE PLAN.








            PROPOSAL 3. RATIFICATION OF INDEPENDENT AUDITORS

Bancorp's and its subsidiaries' independent auditors for the fiscal year ended June 30, 1997 were Baird, Kurtz and Dobson. Bancorp's Board of Directors, upon the recommendation of its Audit Committee, has selected Baird, Kurtz and Dobson to continue as independent auditors for Bancorp and its subsidiaries for the fiscal year ending June 30, 1998, subject to ratification of such appointment by the stockholders. A representative of Baird, Kurtz and Dobson is expected to attend the Annual Meeting and will be given an opportunity to make a statement if such representative desires to do so and will also be available to respond to appropriate questions from stockholders present at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF BAIRD, KURTZ AND DOBSON AS THE INDEPENDENT AUDITORS OF BANCORP.

NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING AND STOCKHOLDER NOMINATIONS FOR DIRECTORS

The Bylaws of Bancorp provide an advance notice procedure for certain business to be brought before the Annual Meeting by stockholders entitled to vote at the Annual Meeting. In order for a stockholder to properly bring business before the Annual Meeting, the stockholder must give written notice to the Secretary of Bancorp not less than thirty (30) days before the time originally fixed for such meeting; provided, however, that in the event that less than forty (40) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the date on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. The notice must include the stockholder's name and address (as they appear in Bancorp's records), the number of shares owned by the stockholder, describe briefly the proposed business and the reasons for bringing the business before the Annual Meeting, and any material interest of the stockholder in the proposed business.


        14 (continued)

The Bylaws also require certain advance notice for stockholder nominations of candidates to be a director of Bancorp. Only stockholders entitled to vote for the election of directors at a meeting of stockholders may nominate for such meeting candidates to be a director of Bancorp, and only persons who are nominated in accordance with the procedures set forth in the Bylaws shall be eligible for election as directors. The Bylaws specify that such nominations shall be made by timely notice in writing to the Secretary of Bancorp. To be timely, a stockholder's notice must be received at the principal executive offices of the Bancorp not less than 30 days prior to the date of the meeting; provided, however, that in the event that less than 40 days' notice or prior disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (i) as to each person whom such stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice (x) the name and address, as they appear on the Corporation's books, of such stockholder and (y) the class and number of shares of the Corporation's capital stock that are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of Bancorp that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

Although the Bylaws do not give the Board of Directors any power to approve or disapprove of stockholder nominations for the election of directors or any other business desired by a stockholder to be conducted at the Annual Meeting, the Bylaws may have the effect of precluding a nomination for the election of directors or precluding the conduct of business at a particular meeting if the proper procedures are not followed, and may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of Bancorp, even if the conduct of such business or such attempt might be beneficial to Bancorp and its stockholders.

OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING

The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than the proposals discussed in this Proxy Statement. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the Proxies of Bancorp to vote the shares represented thereby on such matters in accordance with their best judgment.

BENEFICIAL OWNERSHIP REPORTS OF MANAGEEMNT

Section 16(a) of the Exchange Act requires Bancorp's directors, certain of its officers and persons who own more than ten percent of the Common Stock, to file reports detailing their ownership and changes of ownership in the Common Stock with the SEC and to furnish Bancorp with copies of all such ownership reports. Based solely on Bancorp's review of the copies of such ownership reports furnished to Bancorp, and written representations relative to the filing of certain forms, Bancorp is aware of two late filings made by William E. Barclay for six transactions occurring in November 1994, April 1995 and September 1996, and one late filing made by Earl A. Steinert, Jr. for one transaction occurring in November 1994 and one late filing by Robert Mahoney for two transactions occurring in October 1996 and June 1997.

STOCKHOLDERS PROPOSALS

Stockholders of Bancorp wishing to include proposals in the proxy materials in connection with the Annual Meeting of Bancorp to be held in 1998 must submit the same in writing so as to be received by the Secretary of Bancorp at the executive office of Bancorp on or before May 17,1998. Such proposals must also meet the other requirements of the rules of the SEC relating to stockholders' proposals.

A COPY OF BANCORP'S ANNUAL REPORT ON FORM 10-K FOR THE PERIOD ENDED JUNE 30, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCLUDING EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, GREAT SOUTHERN BANCORP, INC., P.O. BOX 9009, SPRINGFIELD, MISSOURI 65808-9009. THE COMPANY WILL ALSO FURNISH TO SUCH STOCKHOLDERS A COPY OF ANY EXHIBIT TO THE FORM 10-K UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY AT THE ABOVE ADDRESS AND THE PAYMENT OF THE COMPANY'S REASONABLE EXPENSES IN FURNISHING SUCH EXHIBIT(S).

                              By Order of the Board of Directors

                              /S/ Don M. Gibson

                              Don M. Gibson, Secretary
Springfield, Missouri
September 17, 1997

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                 ANNEX A

                      GREAT SOUTHERN BANCORP, INC.
                 1997 Stock Option and Incentive Plan

1. Plan Purpose. The purpose of the Plan is to promote the long-term interests of the Corporation and its stockholders by providing a means for attracting and retaining officers and employees of the Corporation and its Affiliates. It is intended that designated Options granted pursuant to the provisions of this Plan to persons employed on a full-time basis will qualify as Incentive Stock Options. Options granted to persons who are not full-time employees will be Non-Qualified Stock Options.

2. Definitions. The following definitions are applicable to the Plan:

"Affiliate" - means any "parent corporation" or "subsidiary corporation" of the Corporation, as such terms are defined in Section 425(e) and (f), respectively, of the Code.

"Association" - means Great Southern Bank, FSB.

"Award" - means the grant of an Incentive Stock Option, a Non-Qualified Stock Option, a Stock Appreciation Right, a Limited Stock Appreciation Right, or of Restricted Stock, or any combination thereof, as provided in the Plan.

"Code" - means the Internal Revenue Code of 1986, as amended.

"Committee" - means the Committee referred to in Section 3 hereof.

"Continuous Service" - means the absence of any interruption or termination of service as an officer or employee of the Corporation or an Affiliate, except that when used with respect to persons granted an Incentive Option means the absence of any interruption or termination of service as a full-time employee of the Corporation or an Affiliate. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Corporation or in the case of transfers between payroll locations of the Corporation or between the Corporation, its parent, its subsidiaries or its successor.

"Corporation" - means Great Southern Bancorp, Inc., a Delaware corporation.








        A-1 (continued)

"Disinterested Person" - means any person who, at the time discretion under the Plan is exercised, for selection as a Participant in the Plan or as a person to whom stock may be allocated or to whom stock options or stock appreciation rights may be granted pursuant to any other plan of the Corporation or any of its affiliates (as that term is used in the Securities Exchange Act of 1934) entitling the participants therein to acquire stock, stock options or stock appreciation rights of the Corporation or of any such affiliates.

"Employee" - means any person, including an officer, who is employed by the Corporation or any Affiliate.

"Exercise Price" - means (i) in the case of an Option, the price per Share at which the Shares subject to such Option may be purchased upon exercise of such Option and (ii) in the case of a Right, the price per Share (other than the Market Value per Share on the date of exercise and the Offer Price per Share as defined in Section 10 hereof) which, upon grant, the Committee determines shall be utilized in calculating the aggregate value which a Participant shall be entitled to receive pursuant to Sections 9, 10 or 13 hereof upon exercise of such Right.

"Incentive Stock Option" - means an option to purchase Shares granted by the Committee pursuant to Section 6 hereof which is subject to the limitations and restrictions of Section 8 hereof and is intended to qualify under Section 422A of the Code.

"Limited Stock Appreciation Right" - means a stock appreciation right with respect to Shares granted by the Committee pursuant to Sections 6 and 10 hereof.

"Market Value" - means the average of the high and low quoted sales price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of a Share on the Composite Tape for the New York Stock Exchange-Listed Stocks, or, if on such date the Shares are not quoted on the Composite Tape, on the New York Stock Exchange, or, if the Shares are not listed or admitted to trading on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which the Shares are listed or admitted to trading, or, if the Shares are not listed or admitted to trading on any such exchange, the mean between the closing high bid and low asked quotations with respect to a Share on such date on the National Association of Securities Dealers, Inc., Automated Quotations System, or any similar system then in use, or, if no such quotations are available, the fair market value on such date of a Share as the Committee shall determine.

"Non-Qualified Stock Option" - means an option to purchase Shares granted by the Committee pursuant to Section 6 hereof, which option is not intended to qualify under Section 422A of the Code.

"Option" - means an Incentive Stock Option or a Non-Qualified Stock
Option.
        A-1 (continued) & A-2

"Participant" - means any officer or employee of the Corporation or any Affiliate who is selected by the Committee to receive an Award.

"Plan" - means the 1997 Stock Option and Incentive Plan of the
Corporation.

"Related" - means (i) in the case of a Right, a Right which is granted in connection with, and to the extent exercisable, in whole or in part, in lieu of, an Option or another Right and (ii) in the case of an Option, an Option with respect to which and to the extent a Right is exercisable, in whole or in part, in lieu thereof has been granted.

"Restricted Period" - means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under
Section 11 hereof with respect to Restricted Stock awarded under the Plan.

"Restricted Stock" - means Shares which have been contingently awarded to a Participant by the Committee subject to the restrictions referred to in
Section 11 hereof, so long as such restrictions are in effect.

"Right" - means a Limited Stock Appreciation Right or a Stock
Appreciation Right.

"Shares" - means the shares of common stock of the Corporation.

"Stock Appreciation Right" - means a stock appreciation right with respect to Shares granted by the Committee pursuant to Sections 6 and 9 hereof.

3. Administration. The Plan shall be administered by a Committee consisting of three or more members, each of whom shall be a Disinterested Person. The members of the Committee shall be appointed by the Board of Directors of the Corporation. Except as limited by the express provisions of the Plan, the Committee shall have sole and complete authority and discretion to (i) select Participants and grant
Awards: (ii) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan;
(iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of instruments evidencing such grants; and (v) establish from time to time regulations for the administration of the Plan, interpret the Plan, and make all determinations deemed necessary or advisable for the administration of the Plan. The Committee may maintain, and update from time to time as appropriate, a list designating selected directors, officers and employees as Disinterested Persons. The purpose of such list shall be to evidence the status of such individuals as Disinterested Persons, and the Board of Directors may appoint to the Committee any individual actually qualifying as a Disinterested Person, regardless of whether identified as such on said list.


        A-2 (continued)

A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be acts of the Committee.

4. Participation in Committee Awards. The Committee may select from time to time Participants in the Plan from those officers and employees (other than Disinterested Persons), of the Corporation or its Affiliates who, in the opinion of the Committee, have the capacity for contributing to the successful performance of the Corporation or its Affiliates.

5. Shares Subject to Plan. Subject to adjustment by the operation of
Section 12 hereof, the maximum number of Shares with respect to which Awards may be made under the Plan is 800,000. The Shares with respect to which Awards may be made under the Plan may be either authorized and unissued shares or issued shares heretofore or hereafter reacquired and held as treasury shares. Shares which are subject to Related Rights and Related Options shall be counted only once in determining whether the maximum number of Shares with respect to which Awards may be granted under the Plan has been exceeded. An Award shall not be considered to have been made under the Plan with respect to any Option or Right which terminates or with respect to Restricted Stock which is forfeited, and new Awards may be granted under the Plan with respect to the number of Shares as to which such termination or forfeiture has occurred.

6. General Terms and Conditions of Options and Rights. The Committee shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and/or Rights and to provide the terms and conditions (which need not be identical among Participants) thereof. In particular, the Committee shall prescribe the following terms and conditions: (i) the Exercise Price of any Option or Right, which shall not be less than the Market Value per Share at the date of grant of such Option or Right, (ii) the number of Shares subject to, and the expiration date of, any Option or Right, which expiration date shall not exceed ten years from the date of grant, (iii) the manner, time and rate (cumulative or otherwise) of exercise of such Option or Right, and (iv) the restrictions, if any, to be placed upon such Option or Right or upon Shares which may be issued upon exercise of such Option or Right. The Committee may, as a condition of granting any Option or Right, require that a Participant agree not to thereafter exercise one or more Options or Rights previously granted to such Participant.











        A-2 (continued) & A-3

7. Exercise of Options or Rights.
(a) An Option or Right granted under the Plan shall be exercisable during the lifetime of the Participant to whom such Option or Right was granted only by such Participant and, except as provided in paragraphs (c) and
(d) of this Section 7, no such Option or Right may be exercised unless at the time such Participant exercises such Option or Right, such Participant has maintained Continuous Service since the date of grant of such Option or Right. Cash settlements of rights may be made only in accordance with any applicable restrictions pursuant to Rule 16b-3(e) under the Securities Exchange Act of 1934 or any similar or successor provision.

(b) To exercise an Option or Right under the Plan, the Participant to whom such Option or Right was granted shall give written notice to the Corporation in form satisfactory to the Committee (and, if partial exercises have been permitted by the Committee, by specifying the number of Shares with respect to which such Participant elects to exercise such Option or Right) together with full payment of the Exercise Price, if any, and to the extent required. The date of exercise shall be the date on which such notice is received by the Corporation. Payment, if any is required, shall be made either (i) in cash (including check, bank draft or money order) or (ii) if permitted by the Committee, by delivering (A) Shares already owned by the Participant and having a fair market value equal to the applicable exercise price, such fair market value to be determined in such appropriate manner as may be provided by the Committee or as may be required in order to comply with or to conform to requirements of any applicable laws or regulations, or (B) a combination of cash and such Shares.

(c) If a Participant to whom an Option or Right was granted shall cease to maintain Continuous Service for any reason (including total or partial disability and normal or early retirement, but excluding death and termination of employment by the Corporation or any Affiliate for cause), such Participant may, but only within the period of three months immediately succeeding such cessation of Continuous Service and in no event after the expiration date of such Option or Right, exercise such Option or Right to the extent that such Participant was entitled to exercise such Option or Right at the date of such cessation, provided, however, that such right of exercise after cessation of Continuous Service shall not be available to a Participant if the Committee otherwise determines and so provides in the applicable instrument or instruments evidencing the grant of such Option or Right. If the Continuous Service of a Participant to whom an Option or Right was granted by the Corporation is terminated for cause, all rights under any Option or Right of such Participant shall expire immediately upon the giving to the Participant of notice of such termination.






        A-3 (continued)

(d) In the event of the death of a Participant while in the Continuous Service of the Corporation or an Affiliate or within the three month period referred to in paragraph (c) of this Section 7, the person to whom any Option or Right held by the Participant at the time of his death is transferred by will or the laws of descent and distribution may, but only to the extent such Participant was entitled to exercise such Option or Right immediately prior to his death, exercise such Option or Right at any time within a period of one year succeeding the date of death of such Participant, but in no event later than ten years from the date of grant of such Option or Right. Following the death of any Participant to whom an Option was granted under the Plan, irrespective of whether any Related Right shall have theretofore been granted to the Participant or whether the person entitled to exercise such Related Right desires to do so, the Committee may, as an alternative means of settlement of such Option, elect to pay to the person to whom such Option is transferred by will or by the laws of descent and distribution the amount by which the Market Value per Share on the date of exercise of such Option shall exceed the Exercise Price of such Option, multiplied by the number of Shares with respect to which such Option is properly exercised. Any such settlement of an Option shall be considered an exercise of such Option for all purposes of the Plan.

8. Incentive Stock Options. Incentive Stock Options may be granted only to Participants who are Employees. Any provision of the Plan to the contrary notwithstanding, (i) no Incentive Stock Option shall be granted more than ten years from the date the Plan is adopted by the Board of Directors of the Corporation and no Incentive Stock Option shall be exercisable more than ten years from the date such Incentive Stock Option is granted, (ii) the Exercise Price of any Incentive Stock Option shall not be less than the Market Value per Share on the date such Incentive Stock Option is granted, (iii) any Incentive Stock Option shall not be transferable by the Participant to whom such Incentive Stock Option is granted other than by will or the laws of descent and distribution and shall be exercisable during such Participant's lifetime only by such Participant; (iv) no Incentive Stock Option shall be granted to any individual who, at the time such Incentive Stock Option is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or any Affiliate unless the Exercise Price of such Incentive Stock Option is at least 110 percent of the Market Value per Share at the date of grant and such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted, and (v) the aggregate Market Value (determined as of the time any Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year shall not exceed $100,000.






        A-3 (continued) & A-4

9. Stock Appreciation Rights. A Stock Appreciation Right shall, upon its exercise, entitle the Participant to whom such Stock Appreciation Right was granted to receive a number of Shares or cash or combination thereof, as the Committee in its discretion shall determine, the aggregate value of which (i.e., the sum of the amount of cash and/or Market Value of such Shares on date of exercise) shall equal (as nearly as possible, it being understood that the Corporation shall not issue any fractional shares) the amount by which the Market Value per Share on the date of such exercise shall exceed the Exercise Price of such Stock Appreciation Right, multiplied by the number of Shares with respect of which such Stock Appreciation Right shall have been exercised. A Stock Appreciation Right may be Related to an Option or may be granted independently of any Option as the Committee shall from time to time in each case determine. At the time of grant of an Option the Committee shall determine whether and to what extent a Related Stock Appreciation Right shall be granted with respect thereto; provided, however, and notwithstanding any other provision of the Plan, that if the Related Option is an Incentive Stock Option, the Related Stock Appreciation Right shall satisfy all the restrictions and limitations of Section 8 hereof as if such Related Stock Appreciation Right were an Incentive Stock Option and as if other rights which are Related to Incentive Stock Options were Incentive Stock Options. In the case of a Related Option, such Related Option shall cease to be exercisable to the extent of the Shares with respect to which the Related Stock Appreciation Right was exercised. Upon the exercise or termination of a Related Option, any Related Stock Appreciation Right shall terminate to the extent of the Shares with respect to which the Related Option was exercised or terminated.

10. Limited Stock Appreciation Rights. At the time of grant of an Option or Stock Appreciation Right to any Participant, the Committee shall have full and complete authority and discretion to also grant to such Participant a Limited Stock Appreciation Right which is Related to such Option or Stock Appreciation Right; provided, however and notwithstanding any other provision of the Plan, that if the Related Option is an Incentive Stock Option, the Related Limited Stock Appreciation Right shall satisfy all the restrictions and limitations of Section 8 hereof as if such Related Limited Stock Appreciation Right were an Incentive Stock Option and as if all other Rights which are Related to Incentive Stock Options were Incentive Stock Options. Notwithstanding any other provision of the Plan, a Limited Stock Appreciation Right shall be exercisable only during the period beginning on the first day following the date of expiration of any "offer" (as such term is hereinafter defined) and ending on the forty-fifth day following such date, provided, however, that no Limited Stock Appreciation Right shall be exercisable by a director or officer of the Corporation within six months of the date of its grant.






        A-4 (continued)

A Limited Stock Appreciation Right shall, upon its exercise, entitle the Participant to whom such Limited Stock Appreciation Right was granted to receive an amount of cash equal to the amount by which the "Offer Price per Share" (as such term is hereinafter defined) or the Market Value on the date of such exercise, as shall have been provided by the Committee in its discretion at the time of grant, shall exceed the Exercise Price of such Limited Stock Appreciation Right, multiplied by the number of Shares with respect to which such Limited Stock Appreciation Right shall have been exercised. Upon the exercise of a Limited Stock Appreciation Right, any Related Option and/or Related Stock Appreciation Right shall cease to be exercisable to the extent of the Shares with respect to which such Limited Stock Appreciation Right was exercised. Upon the exercise or termination of a Related Option or Related Stock Appreciation Right, any Related Limited Stock Appreciation Right shall terminate to the extent of the Shares with respect to which such Related Option or Related Stock Appreciation Right was exercised or terminated.

For the purposes of this Section 10, the term "offer" shall mean any tender offer or exchange offer for Shares other than one made by the Corporation, provided that the corporation, person or other entity making the offer acquires pursuant to such offer either (i) 25% of the Shares outstanding immediately prior to the commencement of such offer or (ii) a number of Shares which, together with all other Shares acquired in any tender offer or exchange offer (other than one made by the Corporation) which expired within sixty days of the expiration date of the offer in question, equals 25% of the Shares outstanding immediately prior to the commencement of the offer in question. The term "Offer Price per Share" as used in this Section 10 shall mean the highest price per Share paid in any Offer which Offer is in effect any time during the period beginning on the sixtieth day prior to the date on which a Limited Stock Appreciation Right is exercised and ending on the date on which such Limited Stock Appreciation Right is exercised. Any securities or property which are part or all of the consideration paid for Shares in the Offer shall be valued in determining the Offer Price per Share at the higher of (A) the valuation placed on such securities or property by the corporation, person or other entity making such Offer or (B) the valuation placed on such securities or property by the Committee.

11. Terms and Conditions of Restricted Stock. The Committee shall have full and complete authority, subject to the limitations of the Plan, to grant awards of Restricted Stock and, in addition to the terms and conditions contained in paragraphs (a) through (f) of this Section 11, to provide such other terms and conditions (which need not be identical among Participants) in respect of such Awards, and the vesting thereof, as the Committee shall determine and provide in the agreement referred to in paragraph (d) of this Section 11.






        A-4 (continued)

(a) At the time of an award of Restricted Stock, the Committee shall establish for each Participant a Restricted Period during which or at the expiration of which, as the Committee shall determine and provide in the agreement referred to in paragraph (d) of this Section 11, the Shares awarded as Restricted Stock shall vest, and subject to any such other terms and conditions as the Committee shall provide, shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, except as hereinafter provided, during the Restricted Period. Except for such restrictions, and subject to paragraphs (c), (d) and (e) of this Section 11 and Section 12 hereof, the Participant as owner of such shares shall have all the rights of a stockholder, including but not limited to the right to receive all dividends paid on such shares and the right to vote such shares. The Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any shares of Restricted Stock prior to the expiration of the Restricted Period with respect thereto, or to remove any or all of such restrictions, whenever it may determine that such action is appropriate by reasons of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of such Restricted Period.

(b) Except as provided in Section 14 hereof, if a Participant ceases to maintain Continuous Service for any reason (other than death, total or partial disability or normal or early retirement) unless the Committee shall otherwise determine and provide in the agreement referred to in paragraph (d) of this Section 11, all shares of Restricted Stock theretofore awarded to such Participant and which at the time of such termination of Continuous Service are subject to the restrictions imposed by paragraph (a) of this Section 11 shall upon such termination of Continuous Service be forfeited and returned to the Corporation. Unless the Committee shall have provided in the agreement referred to in paragraph (d) of this Section 11 for a ratable lapse of restrictions with respect to an award of shares of Restricted Stock during the Restricted Period, if a Participant ceases to maintain Continuous Service by reason of death, total or partial disability or normal or early retirement, such portion of such shares of Restricted Stock awarded to such Participant which at the time of such termination of Continuous Service are subject to the restrictions imposed by paragraph (a) of this Section 11 as shall be equal to the portion of the Restricted Period with respect to such shares which shall have elapsed at the time of such termination of Continuous Service shall be free of restrictions and shall not be forfeited.

(c) Each certificate in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Corporation and shall bear the following (or a similar) legend:

"The transferability of this certificate and the shares of stock presented hereby are subject to the terms and conditions (including forfeiture) contained in the 1997 Stock Option and Incentive Plan of Great Southern Bancorp, Inc. and an Agreement entered into between the registered owner and Great Southern Bancorp, Inc. Copies of such Plan and Agreement are on file in the offices of the Secretary of Great Southern Bancorp, Inc., 1451 East Battlefield, Springfield, Missouri 65804"

(d) At the time of an award of shares of Restricted Stock, the Participant shall enter into an Agreement with the Corporation in a form specified by the Committee, agreeing to the terms and conditions of the award and such other matters as the Committee shall in its sole discretion determine.

(e) At the time of an award of shares of Restricted Stock, the Committee may, in its discretion, determine that the payment to the Participant of dividends declared or paid on such shares, or specified portion thereof, by the Corporation shall be deferred until the earlier to occur of (i) the lapsing of the restrictions imposed under paragraph (a) of this
Section 11 or (ii) the forfeiture of such shares under paragraph (b) of this Section 11, and shall be held by the Corporation for the account of the Participant until such time. In the event of such deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends, together with interest accrued thereon as aforesaid, shall be made upon the earlier to occur of the events specified in (i) and (ii) of the immediately preceding sentence.

(f) At the expiration of the restrictions imposed by paragraph (a) of this Section 11, the Corporation shall redeliver to the Participant (or where the relevant provision of paragraph (b) of this Section 11 applies in the case of a deceased Participant, to his legal representative, beneficiary or heir) the certificate(s) and stock power deposited with it pursuant to paragraph (c) of this Section 11 and the Shares represented by such certificate(s) shall be free of the restrictions referred to in paragraph (a) of this Section 11.















        A-5 (continued)

12. Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Corporation, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the number and class of shares with respect to which Awards theretofore have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any shares of stock or other securities received, as a result of any of the foregoing, by a Participant with respect to Restricted Stock shall be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Corporation in the manner provided in Section 11 hereof.

13. Effect of Merger on Options or Rights. In the event of any merger or consolidation of the Corporation (other than a merger or consolidation in which the Corporation is the continuing institution and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof) pursuant to a plan or agreement the terms of which are binding upon all stockholders of the Corporation (except to the extent that dissenting stockholders may be entitled, under statutory provisions or provisions contained in the certificate of incorporation, to receive the appraised or fair value of their holdings), any Participant to whom an Option or Right has been granted at least 6 months prior to such event shall have the right (subject to the provisions of the Plan and any limitation applicable to such Option or Right), thereafter and during the term of each such Option or Right, to receive upon exercise of any such Option or Right an amount equal to the excess of the fair market value on the date of such exercise of the securities, cash or other properly, or combination thereof, receivable upon such merger, consolidation or combination in respect of a Share over the Exercise Price of such Right or Option, multiplied by the number of Shares with respect to which such Option or Right shall have been exercised. Such amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in such merger, consolidation or combination, or partly in cash and partly in one or more of such kind or kinds of property, all in the discretion of the Committee.

14. Effect of Change in Control. Each of the events specified in the following clauses (i) through (iii) of this Section 14 shall be deemed a "change of control": (i) any third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, shall become the beneficial owner of shares of the Corporation with respect to which 25% or more of the total number of votes for the election of the Board of Directors of the Corporation may be cast, (ii) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Corporation shall cease to constitute a majority of the Board of Directors of the Corporation or
        A-5 (continued) & A-6

(iii) the shareholders of the Corporation shall approve an agreement providing either for a transaction in which the Corporation will cease to be an independent publicly owned association or for a sale or other disposition of all or substantially all the assets of the Corporation; provided, however, that the occurrence of any such events shall not be deemed a "change in control" if, prior to such occurrence, a resolution specifically approving such occurrence shall have been adopted by at least a majority of the Board of Directors of the Corporation. If the Continuous Service of any Participant of the Corporation or any Affiliate is involuntarily terminated for whatever reason, at any time within eighteen months after a change in control, unless the Committee shall have otherwise provided in the agreement referred to in paragraph (d) of
Section 11 hereof, any Restricted Period with respect to Restricted Stock theretofore awarded to such Participant shall lapse upon such termination and all Shares awarded as Restricted Stock shall become fully vested in the Participant to whom such Shares were awarded. If a tender offer or exchange offer for Shares (other than such an offer by the Corporation) is commenced, or if the event specified in clause (iii) above shall occur, unless the Committee shall have otherwise provided in the instrument evidencing the grant of an Option or Stock Appreciation Right, all Options and Stock Appreciation Rights theretofore granted and not fully exercisable shall become exercisable in full upon the happening of such event and shall remain so exercisable for a period of sixty days following such date, after which they shall revert to being exercisable in accordance with their terms; provided, however, that no Option or Stock Appreciation Right shall be exercisable by an officer of the Corporation within six months of the date of grant of such Option or Stock Appreciation Right and no Option or Stock Appreciation Right which has previously been exercised or otherwise terminated shall become exercisable.

15. Assignments and Transfers. No Award nor any right or interest of a Participant under the Plan in any instrument evidencing any Award under the Plan may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution.

16. Employee Rights Under the Plan. No officer or employee shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant and no officer, employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Corporation or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation or any Affiliate.







       A-6 (continued)

17. Delivery and Registration of Stock. The Corporation's obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933 or any other Federal, state or local securities legislation or regulation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under such Securities Act or other securities legislation. The Corporation shall not be required to deliver any Shares under the Plan prior to (i) the admission of such shares to listing on any stock exchange on which Shares may then be listed, and (ii) the completion of such registration or other qualification of such Shares under any state or Federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

This Plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934. Any provision of the Plan which is inconsistent with said Rule shall, to the extent of such inconsistency, be inoperative and shall not affect the validity of the remaining provisions of the Plan.

18. Withholding Tax. Upon the termination of the Restricted Period with respect to any shares of Restricted Stock (or at any such earlier time, if any, that an election is made by the Participant under Section 83(b) of the Code, or any successor provision thereto, to include the value of such shares in taxable income), the Corporation shall have the right to require the Participant or other person receiving such shares to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such shares, or, in lieu thereof, to retain or sell without notice, a sufficient number of shares held by it to cover the amount required to be withheld. The Corporation shall have the right to deduct from all dividends paid with respect to shares of Restricted Stock the amount of any taxes which the Corporation is required to withhold with respect to such dividend payments.

The Corporation shall have the right to deduct from all amounts paid in cash with respect to the exercise of a Right under the Plan any taxes required by law to be withheld with respect to such cash payments. Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option or Right pursuant to the Plan, the Corporation shall have the right to require the Participant or such other person to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such Shares.






        A-6 (continued)

19. Amendment or Termination. The Board of Directions of the Corporation may amend, suspend or terminate the Plan or any portion thereof at any time, but (except as provided in Section 12) hereof no amendment shall be made without approval of the stockholders of the Corporation which shall
(i) materially increase the aggregate number of Shares with respect to which Awards may be made under the Plan, (ii) materially increase the aggregate number of Shares which may be subject to Awards to Participants who are not Employees or (iii) change the class of persons eligible to participate in the Plan; provided, however, that no such amendment, suspension or termination shall impair the rights of any Participant, without his consent, in any Award theretofore made pursuant to the Plan.

20. Effective Date and Term of Plan. The Plan shall become effective upon its adoption by the Board of Directors of the Corporation and approval of the Plan by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the 1997 Annual Meeting of the Stockholders. It shall continue in effect for a term of ten years unless sooner terminated under Section 19 hereof.


































        Proxy Card

                                  PROXY
                         GREAT SOUTHERN BANCORP, INC.

 /X/ PLEASE MARK VOTES AS IN THIS EXAMPLE

Annual Meeting of Stockholders
      October 15, 1997

The undersigned hereby revokes all proxies previously given with respect to all shares of common stock, $.01 par value, of Great Southern Bancorp, Inc. ("Bancorp") which the undersigned is entitled to vote at the annual meeting of stockholders of Bancorp for the fiscal year ended June 30, 1997 (the "Annual Meeting") and appoints the official proxy committee of Bancorp, consisting of William V. Turner, William E. Barclay and Larry D. Frazier, each with full power of substitution, to act as attorneys-in-fact for the undersigned for the purpose of voting such stock at the Annual Meeting, to be held at Chateau on the Lake, 415 N. State Highway 265, Branson, Missouri on October 15, 1997, at 10:00 a.m., local time, and at any and all adjournments thereof, as fully and with the same effect as the undersigned might or could do if personally present as follows:

1. The election of 2 directors:

                               For     Withhold
      WILLIAM K. POWELL        / /        / /

      JOSEPH W. TURNER         / /        / /

                                                  For   Against   Abstain
2. The approval of the Great Southern Bancorp,
  Inc. 1997 Stock Option and Incentive Plan.      / /     / /       / /

3. The ratification of the selection of Baird,
   Kurtz and Dobson as independent auditors
   for the fiscal year ending June 30, 1998.      / /     / /       / /

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.                / /

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED
PROPOSALS.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE DEEMED TO CONFER AUTHORITY TO VOTE FOR ANY NOMINEE AND THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.

        Proxy Card (continued)

This Proxy may be revoked in the manner described in the Proxy Statement dated September 17, 1997, receipt of which is hereby acknowledged.

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please be sure to sign and date     Date
this Proxy in the box below.
                                    ---------------
  ---------------------------------
   Stockholder sign above

  ---------------------------------
   Co-holder (if any) sign above

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Detach above card, sign, date and mail in postage paid envelope provided.

                    GREAT SOUTHERN BANCORP, INC.

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